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                                                                       EXHIBIT 5

             [LETTERHEAD OF WOMBLE CARLYLE SANDRIDGE & RICE, PLLC]

January 15, 1997

Southern National Corporation
200 West Second Street
Winston-Salem, North Carolina 27102

     Re: Registration Statement on Form S-4 with respect to Shares Issued pursuant to the Amended and Restated Agreement and Plan of Reorganization by and between Southern National Corporation and Fidelity Financial Bankshares Corporation

Ladies and Gentlemen:

     We have acted as counsel to Southern National Corporation (the "Company") in connection with the registration by the Company of 2,088, 973 shares of its Common Stock, par value $5.00 per share (the "Common Stock"), issuable pursuant to the Agreement and Plan of Reorganization, dated as of August 22, 1996 and amended and restated as of December 17, 1996 (the "Reorganization Agreement"), by and between the Company and Fidelity Financial Bankshares Corporation, a Virginia corporation, as set forth on the registration statement on Form S-4 (the "Registration Statement") that is being filed on the date hereof by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. This opinion is provided pursuant to the requirements of Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

     In connection with the foregoing, we have examined such records, documents, and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

     Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and (2) the shares of Common Stock have been issued in accordance with the Reorganization Agreement and upon the terms and conditions set forth in the Registration Statement, then the shares of Common Stock will be legally issued, fully paid, and nonassessable.

     We hereby consent to be named in the Registration Statement and in the Proxy Statement/Prospectus as attorneys who passed upon the legality of the shares of Common Stock and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement.

                                         Very truly yours,

                                         WOMBLE CARLYLE SANDRIDGE & RICE,
                                         A PROFESSIONAL LIMITED LIABILITY
                                         COMPANY

                                         By: /s/ GARZA BALDWIN, III
                                           Garza Baldwin, III